UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2007

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2007, Innotrac Corporation (“Innotrac”) entered into that certain Fourth Amendment (the “Fourth Amendment”), dated as of June 29, 2007, between Innotrac and Wachovia Bank, National Association (the “Bank”), to that agreement defined as the Third Amended and Restated Loan and Security Agreement, (the “Loan Agreement”) dated March 28, 2006 (as previously amended by those certain Waiver and Amendment Agreements dated July 24, 2006, November 14, 2006 and April 16, 2007).

The Fourth Amendment allows Innotrac to obtain an additional $1.5 million of advanced funds under the Loan Agreement’s existing collateral and borrowing base availability. Specifically, prior to the Fourth Amendment, the Availability Reserve, defined as the amount of available funds under the Loan Agreement which the Company is restricted from accessing, was defined at $2.0 million. The Fourth Amendment lowers the Availability Reserve to $500,000, effectively increasing Innotrac’s availability under the Loan Agreement by $1.5 million. Innotrac intends to use the additional availability to fund purchases of long term capital assets needed to support certain fulfillment operations and general working capital needs. The Fourth Amendment provides that the increased access to available funds will remain in place through December 31, 2007, at which time the Availability Reserve will revert back to the previous $2.0 million.

The Fourth Amendment also provides that if there were a change in the officer occupying the office of Chief Financial Officer, the Chief Financial Officer position could remain unfilled for a maximum of 59 days and the new officer retained to hold the position would have to be suitable to the Bank or an Event of Default would occur.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.4(z) and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Information contained in this Form 8-K, other than historical information, may be considered forward-looking in nature. Forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2006 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Item 9.01 Exhibits

10.4	(z)
Fourth Amendment Agreement to the Third Amended and Restated Loan and Security Agreement by and between the Registrant and Wachovia Bank, National Association, Successor by merger to SouthTrust Bank, dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innotrac Corporation

Dated: July 3, 2007	By:	/s/ Scott D. Dorfman
	Name:	Scott D. Dorfman
	Title:	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.4 (z)
Fourth Amendment Agreement to the Third Amended and Restated Loan and Security Agreement by and between the Registrant and Wachovia Bank, National Association, Successor by merger to SouthTrust Bank, dated June 29, 2007